EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                             FRENCH FRAGRANCES, INC.

                                OFFER TO EXCHANGE
                     10 3/8% SENIOR NOTES DUE 2007, SERIES B
                           FOR ANY AND ALL OUTSTANDING
                     10 3/8% SENIOR NOTES DUE 2007, SERIES A


         Registered holders of outstanding 10 3/8% Senior Notes due 2007, Series A (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 10 3/8 Senior Notes due 2007, Series B (the "Exchange Notes") and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Marine Midland Bank (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer--Procedure for Tendering Initial Notes" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:


                               MARINE MIDLAND BANK

   BY HAND/OVERNIGHT COURIER:                            BY MAIL:
      Marine Midland Bank                  (INSURED OR REGISTERED RECOMMENDED)
    140 Broadway, Level A                         Marine Midland Bank
  New York, New York 10005-1180                    140 Broadway, Level A
     Attention:  Paulette Shaw                  New York, New York 10005-1180
                                                   Attention:  Paulette Shaw

                                  BY FACSIMILE:
                                 (212) 658-2292
                        (For Eligible Institutions Only)
                                  BY TELEPHONE:
                                 (212) 658-5931

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


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Ladies and Gentlemen:

         The undersigned hereby tenders the principal amount of Initial Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated ________, 1997 of French Fragrances, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

                           NAME AND ADDRESS OF
                         REGISTERED HOLDER AS IT      CERTIFICATE NUMBER(S) OF       PRINCIPAL AMOUNT OF
      NAME OF            APPEARS ON THE INITIAL             INITIAL NOTES               INITIAL NOTES
 TENDERING HOLDER         NOTES (PLEASE PRINT)                TENDERED                     TENDERED

-------------------        -------------------           -------------------         -------------------
-------------------        -------------------           -------------------         -------------------
-------------------        -------------------           -------------------         -------------------
-------------------        -------------------           -------------------         -------------------
-------------------        -------------------           -------------------         -------------------


                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

         The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Initial Notes (or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Prospectus and the Letter of Transmittal), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date (as defined in the Prospectus and the Letter of Transmittal)).

Name of Firm: ___________________________     _________________________________
                                                  (Authorized signature)
Address: ________________________________
                                              Title: __________________________

__________________________________________
                     (Zip Code)               Name: ___________________________
                                                    (Please type or print)
Area Code and Telephone No.:
__________________________________________
                                              Date: ___________________________

         NOTE: DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.